Exhibit 99.1

Erie Indemnity Reports Second Quarter 2015 Results
Earnings Up 14.5 percent, Net Income per Diluted Share Up 14.2 percent

Erie, Pa. - July 30, 2015 - Erie Indemnity Company (NASDAQ: ERIE) today announced financial results for the quarter ending June 30, 2015. Net income attributable to Indemnity was $56 million, or $1.07 per diluted share, in the second quarter of 2015, compared to $49 million, or $0.94 per diluted share, in the second quarter of 2014. Net income attributable to Indemnity was $95 million, or $1.81 per diluted share, in the first six months of 2015, compared to $95 million, or $1.82 per diluted share, in the first six months of 2014. For the second quarter of 2015, the growth was driven primarily by increased revenue from investment operations.
“Erie Indemnity continues to benefit from the premium growth of the Exchange which is currently outpacing the industry by nearly double Conning’s 3.8% forecast for 2015,” said Terry Cavanaugh, President and CEO.

2Q and First Half 2015 - Results of Indemnity Shareholder Interest
(dollars in millions)	2Q'14	2Q'15	1H'14	1H'15
Management operations	$68	$70	$126	$123
Investment operations	7	16	18	22
Income before income taxes	75	86	144	145
Provision for income taxes	26	30	49	50
Net income	$49	$56	$95	$95
Gross margin from management operations	18.2%	17.4%	18.0%	16.3%

2Q 2015 Highlights

Management Operations
Income from management operations before taxes increased $2 million, or 3.0 percent, in the second quarter of 2015 compared to the second quarter of 2014.

•	Revenue from management operations increased $28 million, or 7.4 percent, in the second quarter of 2015 compared to the second quarter of 2014.

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Commissions increased $19 million in the second quarter of 2015, compared to the same period in 2014. The majority of the increase was driven by the 7.6 percent increase in direct written premiums of the Property and Casualty Group, while about one-third of the increase was due to an increase in agent incentive costs related to profitable growth, compared to the prior year quarter. The estimated agent incentive payout, at the end of each quarter, is based on actual underwriting results for the two prior years and the current year-to-date period.

Therefore, fluctuations in the current quarter underwriting results can impact the estimated incentive payout on a quarter-to-quarter basis.

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Non-commission expense increased $7 million in the second quarter of 2015, compared to the second quarter of 2014. Underwriting and policy processing costs increased $3 million due to increased personnel costs. Information technology costs increased $2 million due to increased professional fees. Personnel costs in all expense categories include a total increase of $3 million related to pension and medical costs in the second quarter of 2015 compared to the same period in 2014.

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The gross margin in the second quarter of 2015 was 17.4 percent, compared to 18.2 percent in the second quarter of 2014. The 0.8 point decrease in gross margin for the second quarter was driven primarily by the increased estimated agent incentive payout discussed above.

Investment Operations
Income from investment operations before taxes totaled $16 million in the second quarter of 2015, compared to $7 million in the second quarter of 2014, primarily from higher earnings from limited partnerships. Earnings from limited partnerships were $11 million in the second quarter of 2015 compared to earnings of $3 million in the second quarter of 2014.

First Half 2015 Highlights

Management Operations
Income from management operations before taxes decreased $3 million, or 3.1 percent, in the first six months of 2015 compared to the first six months of 2014.

•	Revenue from management operations increased $53 million, or 7.5 percent, in the first six months of 2015 compared to the first six months of 2014.

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Commissions increased $39 million in the first six months of 2015, compared to the same period in 2014. The majority of the increase was driven by the 7.6 percent increase in direct written premiums of the Property and Casualty Group, while about one-third of the increase was due to an increase in agent incentive costs related to profitable growth, compared to the prior year. The estimated agent incentive payout, at the end of each quarter, is based on actual underwriting results for the two prior years and the current year-to-date period. Therefore, fluctuations in the current quarter underwriting results can impact the estimated incentive payout on a quarter-to-quarter basis.

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Non-commission expense increased $17 million in the first six months of 2015, compared to the same period in 2014. Underwriting and policy processing costs increased $3 million due to increased personnel costs. Information technology costs increased $7 million, which included $5 million in professional fees and $1 million each of hardware and software costs and personnel costs. Administrative and other expenses increased $4 million related to professional fees and personnel costs. Personnel costs in all expense categories include a total increase of $4 million related to pension and medical costs in the first six months of 2015 compared to the same period in 2014.

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The gross margin for the first six months of 2015 was 16.3 percent, compared to 18.0 percent for the first six months of 2014. The 1.7 point decrease in gross margin for the first six months of 2015 was driven primarily by the increased estimated agent incentive payout discussed above.

Investment Operations
Income from investment operations before taxes totaled $22 million in the first six months of 2015, compared to $18 million in the first six months of 2014. Earnings from limited partnerships were $13 million in the first six months of 2015 compared to earnings of $9 million in the first six months of 2014.

Webcast Information

Indemnity has scheduled a conference call and live audio broadcast on the Web for 10:00 AM ET on July 31, 2015. Investors may access the live audio broadcast by logging on to www.erieinsurance.com. Indemnity recommends visiting the website at least 15 minutes prior to the Webcast to download and install any necessary software. A Webcast audio replay will be available on the Investor Relations page of the Erie Insurance Group’s website by 12:30 PM ET.

About the Erie Insurance Group

According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 11th largest homeowners insurer and 12th largest automobile insurer in the United States based on direct premiums written and the 16th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has more than 5 million policies in force and operates in 12 states and the District of Columbia. Erie Insurance Group is a FORTUNE 500 company, a Barron’s 500 company and has been recognized by Forbes as one of America's 50 Most Trustworthy Financial Companies.
News releases and more information about Erie Insurance Group are available at www.erieinsurance.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein.  Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions and adequacy of resources.  Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, agency relationships, and compliance with contractual and regulatory requirements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:

Risk factors related to the Erie Indemnity Company (“Indemnity”) shareholder interest:

•	dependence upon Indemnity’s relationship with the Exchange and the management fee under the agreement with the subscribers at the Exchange;

•	costs of providing services to the Exchange under the subscriber’s agreement;

•	ability to attract and retain talented management and employees;

•	ability to maintain uninterrupted business operations;

•	factors affecting the quality and liquidity of Indemnity’s investment portfolio;

•	credit risk from the Exchange;

•	Indemnity’s ability to meet liquidity needs and access capital; and

•	outcome of pending and potential litigation.

Risk factors related to the non-controlling interest owned by the Erie Insurance Exchange (“Exchange”), which includes the Property and Casualty Group and Erie Family Life Insurance Company:

•	general business and economic conditions;

•	dependence upon the independent agency system;

•	ability to maintain our reputation for customer service;

•	factors affecting insurance industry competition;

•	changes in government regulation of the insurance industry;

•	premium rates and reserves must be established from forecasts of ultimate costs;

•	emerging claims, coverage issues in the industry, and changes in reserve estimates related to the property and casualty business;

•	changes in reserve estimates related to the life business;

•	severe weather conditions or other catastrophic losses, including terrorism and pandemic events;

•	the Exchange’s ability to acquire reinsurance coverage and collectability from reinsurers;

•	factors affecting the quality and liquidity of the Exchange’s investment portfolio;

•	the Exchange’s ability to meet liquidity needs and access capital;

•	the Exchange’s ability to maintain acceptable financial strength ratings;

•	outcome of pending and potential litigation; and

•	dependence upon the service provided by Indemnity.

A forward-looking statement speaks only as of the date on which it is made and reflects our analysis only as of that date.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.

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